                                                                     Exhibit 4.1


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.


                             DATE: DECEMBER 15, 1999


NOTE # 01                                                        U.S.$385,000.00



                                 NURESCELL INC.


          SERIES 1999-A EIGHT PERCENT (8%) CONVERTIBLE PROMISSORY NOTE
                              DUE DECEMBER 1, 2001


        THIS NOTE is one of a duly authorized issue of Notes (a "Note" or the "Notes") of Nurescell Inc., a corporation duly organized and validly existing under the laws of the State of Nevada, U.S.A. (the "Company") designated as its Series 1999-A Eight Percent (8%) Convertible Notes Due December 1, 2001, in an aggregate principal face value for all Notes of this series of Three Hundred Eighty Five Thousand and no/100 United States Dollars (US$385,000.00).

        FOR VALUE RECEIVED, the Company promises to pay to THE TRITON PRIVATE EQUITIES FUND, L.P., the registered holder hereof and its successors and assigns (the "Holder"), the principal sum of Three Hundred Eighty Five Thousand and no/100 United States Dollars ($385,000.00) on December 1, 2001 (the "Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of eight percent (8%) per annum due and payable in quarterly installments in arrears, on June 30, September 30, December 31 and March 31 of each year during the term of this Note, with the first such payment to be made on March 31, 2000. Accrual of interest on the outstanding principal amount, payable in cash or Common Stock (defined hereinafter) at the Company's option, shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for. The interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Note (the "Note Register"); provided, however, that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of that Securities Purchase Agreement of even date herewith between the Company and The Triton Private Equities Fund, L.P. (the "Securities Purchase Agreement").

        The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal of and any and all accrued and unpaid interest due upon this Note on the Maturity Date, less any amounts required by law to be deducted or withheld, to the record Holder of this Note as of the fifth business day (as defined in the Securities Purchase Agreement) prior to the Maturity Date and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Except as herein provided, this Note may not be prepaid without the prior written consent of the Holder. Interest may at the Company's option be paid in Common Stock, with the number of shares of Common Stock to be delivered in payment of such interest determined by taking the dollar amount of interest being paid divided by [the average of the closing bid prices for the Common Stock for the ten (10) trading days prior to the due date of such interest payment multiplied by ninety percent (.90)].

        This Note is subject to the following additional provisions:

        1. NOTE EXCHANGEABLE. The Note is exchangeable commencing thirty (30) days from the date hereof for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same, but not of denominations of less than Fifty Thousand United States Dollars (US$50,000.00) without the Company's written consent. No service charge will be made for such registration or transfer or exchange.

        2. WITHHOLDING. The Company shall be entitled to withhold from all payments of principal or interest pursuant to this Note any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

        3. TRANSFER/EXCHANGE OF NOTE; REGISTERED HOLDER; OPINION OF COUNSEL; LEGEND. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

        The Holder understands and acknowledges by its acceptance hereof that
(i) except as provided in the Securities Purchase Agreement and in that Registration Rights Agreement attached as Exhibit C to the Securities Purchase Agreement (the "Registration Rights Agreement"), both such documents incorporated herein by reference, this Note and the shares of common stock in the Company issuable upon conversion thereof as herein provided ("Conversion Shares") have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, substance and scope to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other regulation and/or exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws (other than pursuant to the terms of the Securities Purchase Agreement and the Registration Rights Agreement) or to comply with the terms and conditions of any exemption thereunder.

        Any Conversion Shares issued upon conversion of this Note, and if applicable, any common stock of the Company issued in payment of interest as herein provided, shall, if and only to the extent required by law, bear legends in similar form to the legends set forth on the first page of this Note.

        4. CONVERSION OF NOTE INTO COMMON STOCK; REDEMPTION BY THE COMPANY.

        (a) The Holder of this Note is entitled, at its option, at any time commencing the earlier of (i) the date on which the Registration Statement (as defined in the Securities Purchase Agreement) is declared effective by the SEC; or (ii) the date which is one hundred twenty (120) days after the date first written at the top of this Note, to convert all or a portion of the original principal face amount of this Note into shares of common stock in the Company, $.0001 par value per share (defined herein as the "Common Stock"), at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (x) one hundred twenty-five percent (125%) of the closing bid price for the Common Stock on the date of issuance of this Note, or (y) a percentage (the "Applicable Percentage") of the average of the three (3) lowest closing bid prices for the Common

Stock for the twenty (20) trading days immediately preceding the Conversion Date (as hereinafter defined), as reported on the National Association of Securities Dealers OTC Bulletin Board Market (or on such other national securities exchange or market as the Common Stock may trade at such time). The Applicable Percentage shall be equal to the following: (i) for conversions made on or before 120 days after the date of this Note, 105%; (ii) for conversions made between 121 and 150 days after the date of this Note, 103%; (iii) for conversions made between 151 and 180 days after the date of this Note, 100%; (iv) for conversions made between 181 and 210 days after the date of this Note, 97%; or (v) for conversions made after 210 days after the date of this Note, 95%.

        Any conversion of this Note shall be achieved by submitting to the Company the fully completed form of conversion notice attached hereto as Exhibit I (a "Notice of Conversion"), executed by the Holder of this Note evidencing such Holder's intention to convert this Note or the specified portion (as herein provided) hereof. A Notice of Conversion may be submitted via facsimile to the Company at the telecopier number for the Company provided in the Securities Purchase Agreement (or at such other number as requested in advance of such conversion in writing by the Company), and if so submitted the original Notice of Conversion shall be delivered to the Company within two (2) business days thereafter. The Company and the Holder shall each keep records with respect to the portion of this Note then being converted and all portions previously converted; upon receipt by the Holder of the requisite Conversion Shares, the outstanding principal amount of the Note shall be reduced by the amount specified in the Notice of Conversion resulting in such Conversion Shares. The Company may from time to time, but is not required to, instruct the Holder and the Holder shall surrender this Note along with the Notice of Conversion for the purposes of making a notation thereon as to the amount of principal being converted, or of canceling this Note and issuing a new Note in the same form with the principal amount of such Note reduced by the amount converted. Such new or notated Note shall be delivered to the Holder within three (3) business days after such Holder's surrender to the Company. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. Accrued interest on the converted portion of the Note shall be payable upon conversion thereof, in cash or Common Stock at the Conversion Price, at the Company's option. The date on which a notice of conversion is given (the "Conversion Date") shall be deemed to be either the date on which the Company receives from the Holder an original Notice of Conversion duly executed, or, if earlier, the date set forth in such Notice of Conversion if the original Notice of Conversion is received by the Company within two (2) business days thereafter.

        In all cases, the Company shall deliver the Conversion Shares to the Holder within three (3) business days after the Conversion Date with respect to such Conversion Shares being delivered, and at the address specified in the Notice of Conversion. The Company acknowledges that the Securities Purchase Agreement requires that the Company pay liquidated damages for late or non-delivery of Conversion Shares.

        Subject to the provisions of Paragraph 4(b) hereof, at the Maturity Date, the remaining portion of this Note which remains unconverted, if any, plus accrued interest shall be automatically converted into shares of Common Stock as of the Maturity Date, as if the Holder had converted the remaining portion of this Note according to the provisions of this Section 4, with the Conversion Date being equivalent in such event to the Maturity Date, as if the Holder had provided the Company with a Notice of Conversion with respect to the outstanding principal amount of this Note on the Maturity Date. Other than a conversion made on the Maturity Date in accordance with this paragraph, conversions of this Note must be effected in increments of at least Ten Thousand U.S. Dollars ($10,000) of principal amount of this Note (or such lesser outstanding principal amount of this Note).

        (b) Notwithstanding anything herein to the contrary, the Company shall have the right (but not the obligation) to redeem all or any portion of this Note, provided the Company is not then in violation of any of its obligations under this Note or under the Securities Purchase Agreement or any addenda thereto, under the following conditions. At any time prior to delivery of any Notice of Conversion (in this Section 4(b), a "Notice") to the Company by the Holder in accordance with the terms of this Note, the Company may give to the Holder notice (a "Redemption Notice") that it intends to pay the Holder the Cash Redemption Amount (as hereinafter defined) with respect to all or such portion of the Note referred to in the Redemption Notice. The "Cash Redemption Amount" shall be equal to one hundred percent (100%) of the face amount of the portion of the Note to be redeemed pursuant to the Redemption Notice, and shall be paid to the Holder according to the Holder's written instructions to the Company within three (3) business days after delivery of the Redemption Notice with respect to such Note or portion thereof to be redeemed. If the Company does not redeem within the time limits herein specified and according to the terms of this Section 4(b), then unless waived by the Holder, the Redemption Notice shall be null and void, and the Holder may convert all or such portion of this Note as the Holder in its discretion determines. The Company may not redeem any portion of the Note for which a Notice of Conversion has been submitted prior to or within three (3) business days after a Redemption Notice is delivered to the Holder.

        5. OBLIGATIONS OF THE COMPANY HEREIN ARE UNCONDITIONAL. No provision of this Note shall alter or impair the obligation of the Company, which obligation is absolute and unconditional, to repay the principal amount of this Note at the time, place, rate, and in the coin currency, hereinabove stated. This Note and all other Notes now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Company. This Note ranks at least equally with all other Notes now or hereafter issued under the terms set forth herein. The Conversion Price and number of shares of Common Stock issuable upon conversion shall be subject to adjustment from time to time as provided in
Section 6 below.

        6. ADJUSTMENTS.

        (a) In the event the Company should at any time or from time to time, after the date of this Note, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock (equal to at least ten percent (10%) or more of the Company's then issued and outstanding shares of Common Stock) or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), then unless the Conversion Price is otherwise automatically adjusted in accordance with the terms of this Note, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

        (b) If the number of shares of Common Stock outstanding at any time after the date of this Note is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

        (c) In the event the Company, at any time while all or any portion of this Note is outstanding, shall be consolidated with or merged into any other corporation or corporations or shall sell or lease all or substantially all of its property and business as an entirety, then lawful provisions shall be made as part of the terms of such consolidation, merger, sale or lease so that the holder of this Note may thereafter receive in lieu of such Common Stock otherwise issuable to such holder upon conversion of this Note, but at the conversion rate which would otherwise be in effect at the time of conversion, as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to Common Stock of the Company.

        7. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company's Common Stock.

        8. NOTE HOLDER NOT DEEMED A STOCKHOLDER. No Holder, as such, of this Note shall be entitled (prior to conversion of this Note into Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Note of the Conversion Shares which he or she is then entitled to receive upon the due conversion of all or a portion of this Note. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

        9. NO LIMITATION ON CORPORATE ACTION. No provisions of this Note and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

        10. REPRESENTATIONS OF HOLDER. Upon conversion of all or a portion of this Note, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Conversion Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, and that such Holder is an Accredited Investor (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act). The Company acknowledges that Holder's duly executed certification on the Notice of Conversion is satisfactory confirmation of the facts set forth in the immediately preceding sentence. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's conversion of all or a portion of the Note that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon conversion of the Note shall not violate any United States or state securities laws.

        11. WAIVER OF DEMAND, PRESENTMENT, ETC. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        12. ATTORNEY'S FEES. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder's conversion rights as described herein.

        13. DEFAULT. If one or more of the following described "Events of Default" shall occur:

        (a) The Company shall continue in default in the payment of principal or interest on this Note for a period of ten (10) days after a notice of default is received by the Company with respect to any such payment, or the Company shall not timely honor any Notice of Conversion as specified herein and in the Securities Purchase Agreement; or

        (b) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, or in any certificate or financial or other written statement heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note or the Securities Purchase Agreement or the Registration Rights Agreement shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty and the same shall continue uncured for a period of seven (7) days after such written notice from the Holder; or

        (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note or the Securities Purchase Agreement and such failure shall continue uncured for a period of seven
        (7) days after written notice from the Holder of such failure; or

        (d) The Company shall either: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due;
        (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or

        (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company's consent and such appointment is not discharged within sixty (60) days after such appointment; or

        (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

        (g) Any money judgment, writ or Note of attachment, or similar process in excess of Two Hundred Thousand United States Dollars (US$200,000.00) in the aggregate shall be entered or filed against the Company or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

        (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or

        (i) The Company shall have its Common Stock delisted from the OTC BULLETIN BOARD Market or suspended from trading thereon, and shall not have its Common Stock relisted on the same or another national securities exchange (other than the National Quotation Bureau, Inc., "pink sheets" market), or have such suspension lifted, as the case may be, within ninety days after such delisting or suspension; or

        (j) The Company shall have received a notice of default on the payment of any debt(s) aggregating in excess of Two Hundred Thousand United States Dollars (US$200,000.00) beyond any applicable grace period;

then, or at any time thereafter, and in any and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any Note or other instrument contained to the contrary notwithstanding, and the Holder may immediately, and upon the expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law or equity.

        14. NOTE A GENERAL UNSECURED OBLIGATION OF THE COMPANY. This Note represents a general unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based thereon, or otherwise in respect hereof, against any incorporator, shareholder, officer, director, or agent of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        15. ENFORCEABILITY. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

        16. ENTIRE AGREEMENT. This Note and Exhibit I attached hereto, the Securities Purchase Agreement and the Exhibits attached thereto and the Registration Rights Agreement and the Exhibits attached thereto (if any) constitute the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

        17. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to applicable principles of conflict of law.

        18. HEADINGS. Headings in this Note are for convenience only, and shall not be used in the construction of this Note.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.




                              NURESCELL INC.


                              By:  ______________________________________
                                     Mr. Adrian A. Joseph, CEO

                                    EXHIBIT I

                                     NOTICE OF CONVERSION

                                     (To Be Executed by the Registered Holder in
Order to Convert the Note)

        The Undersigned hereby irrevocably elects to convert $    of the Eight
Percent (8%) Convertible Note Due December 1, 2001, No. 01, into shares of Common Stock of Nurescell Inc. (the "Company"), according to the terms and conditions set forth in such Note, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto.

        The Undersigned represents that it, as of this date, is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act.

        The Undersigned also represents that the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party. The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to registration of the same under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The Undersigned acknowledges that the Conversion Shares shall if (and only if) required by law contain the legend contained on page 1 of the Note.


Conversion Date:* _____________________

Applicable Conversion Price: ______________________________

Holder (Print True Legal Name): ______________________________________


-------------------------------------------------------
(Signature of Duly Authorized Representative of Holder)

Address of Holder:_____________________________________

                  _____________________________________

                  _____________________________________




* This original Notice of Conversion must be received by the Company by the second business day following the Conversion Date.